SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE


                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 1, 1998


                              SILGAN HOLDINGS INC.
                              --------------------
             (Exact name of registrant as specified in its charter)



           Delaware                      000-22117                06-1269834
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)



4 Landmark Square, Stamford, Connecticut                               06901
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (203) 975-7110

           Item 2.  Acquisition or Disposition of Assets.

           Effective June 1, 1998, Silgan Can Company ("Silgan Can"), an indirect wholly owned subsidiary of Silgan Holdings Inc. ("Silgan" and, together with its subsidiaries, the "Company"), completed its acquisition from Campbell Soup Company ("Campbell") of substantially all of Campbell's assets (the "Assets") used in its steel container manufacturing business in the United States (the "Business"). Silgan Can acquired from Campbell a wholly owned subsidiary (the "Campbell Subsidiary") of Campbell into which Campbell had transferred the Assets along with certain limited liabilities of the Business. Subsequent to such acquisition, Silgan Can was merged with the Campbell Subsidiary.

           The Assets include substantially all of the machinery, equipment and inventory used by the Business at Campbell's facilities in Paris, Texas; Maxton, North Carolina; Napoleon, Ohio; and Sacramento, California (the "Facilities"). Prior to the acquisition, the Assets were used by Campbell to manufacture steel containers for Campbell's food and beverage processing operations at the Facilities. Silgan Can intends to continue such use of the Assets. As part of the transaction, Silgan Can has leased from Campbell certain portions of each of the Facilities that had been used for the Business.

           At the closing for the transaction, Silgan Can paid to Campbell an aggregate purchase price of approximately $123 million as consideration for the sale by Campbell to Silgan of the Campbell Subsidiary. The purchase price is subject to a post-closing adjustment as provided in the purchase agreement for the transaction. Approximately $120 million of the purchase price was paid by Silgan Can in cash, and $3 million of the purchase price was paid by delivery of a 10-year promissory note of Silgan Can to Campbell. The purchase price was determined as a result of an arm's length negotiation between unrelated parties. The Company obtained the cash portion of the purchase price from revolving loan borrowings under its U.S. senior secured credit facility. Under the Company's U.S. and Canadian senior secured credit facilities, the Company has available to it up to $550 million of revolving loans for working capital and general corporate purposes (including acquisitions). The Company anticipates that it will require up to $170 million of revolving loans for its 1998 seasonal working capital needs. Accordingly, after taking into account revolving loans incurred to finance the acquisition of the Campbell Subsidiary and outstanding letters of credit and excluding the $4.5 million commitment for revolving loans under the Company's Canadian credit facility, the Company estimates that it currently has approximately $245 million of revolving loans available to it under its senior secured credit facilities for general corporate purposes (including acquisitions).

           As part of the transaction, Silgan Can and Campbell entered into a 10-year supply agreement pursuant to which Campbell has agreed to purchase from Silgan Can, and Silgan Can has agreed to sell to Campbell, substantially all of Campbell's steel container requirements to be used for the packaging of foods and beverages for the United States. The supply agreement provides for certain prices for all containers supplied by Silgan Can, and specifies that such prices will be increased or decreased based upon specific cost change formulas.

           Under the supply agreement, beginning June 1, 2003, Campbell may receive proposals from independent commercial can manufacturers for the supply of containers of a type and quality similar to the containers supplied by Silgan Can to Campbell, provided that any such proposal must be for the remainder of the term of the supply agreement and for 100% of the annual volume of containers supplied by Silgan Can to Campbell at one or more facilities of Campbell. Silgan Can has the right to retain such business by meeting the terms and conditions of such competitive proposal.

            Upon a material breach by Silgan Can of its obligations under the supply agreement and after all applicable cure periods in respect thereof, Campbell has the right to terminate the supply agreement. In addition, Campbell has the right, at the end of the 10-year term of the supply agreement or upon the occurrence of certain material defaults by the Company under certain of its agreements with Campbell (including certain events of bankruptcy and certain breaches, after applicable cure periods, by the Company of its material obligations under its agreements with Campbell), to purchase the assets or stock of Silgan Can. If any such purchase should occur, the purchase price in connection therewith would be calculated at the time of such purchase in accordance with a predetermined, agreed upon formula, which purchase price the Company believes would represent fair value.

           The Company expects that sales to Campbell under the supply agreement will initially be approximately $210 - $230 million annually. As a result of this acquisition, the Company also expects to incur additional interest expense from the incurrence by it of approximately $120 million of revolving loans under its U.S. senior secured credit facility to finance the cash portion of the purchase price. Accordingly, the Company expects that the impact of this acquisition on its earnings per share (diluted) for 1998 will be neutral to mildly accretive, due to such interest expense and the incurrence of both initial costs associated with the integration of the Business with the Company and transitional administrative costs.

           Statements included in this Current Report on Form 8-K which are not historical facts are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Securities Exchange Act of 1934. Such forward-looking statements are made based upon management's expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Company's other filings with the Securities and Exchange Commission. As a result, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward-looking statements.



           Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           (c)   Exhibits

           Exhibit No.
           -----------
                2 Purchase Agreement, dated as of June 1, 1998, by and among Campbell Soup Company, Silgan Can Company and Silgan Containers Corporation.


           In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits referenced in the Purchase Agreement have not been filed as part of the exhibit to this Form 8-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SILGAN HOLDINGS INC.


                                             By:/s/ Harley Rankin, Jr.
                                                ----------------------------
                                                  Harley Rankin, Jr.
                                                  Executive Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer



Date:  June 15, 1998